Exhibit (h)8.11

Guarantee Agreement:

Program Extension Notice

To: The Department of the Treasury

Cc: The Securities and Exchange Commission

April 10, 2009

This Program Extension Notice is delivered under the Guarantee Agreement dated as of September 19, 2008 between the United States Department of Treasury and Russell Investment Company, a Massachusetts business trust (the “Guarantee Agreement”), with respect to the money market funds listed in Annex A thereto. Capitalized terms used herein have the meaning assigned to such terms in the Guarantee Agreement.

The Investment Company, on behalf of the money market funds listed in the updated Annex A attached to this Notice, hereby notifies the Treasury that it will continue to participate in the Program.

1.          The Investment Company, with respect to each Participating Fund, represents and warrants that the representations and warranties contained in Section 8 of the Guarantee Agreement are true and correct on and as of the date of this Notice with the same force and effect as though made on and as of the date of this Notice.

2.          The Investment Advisers, with respect to each Participating Fund to which it is an Investment Adviser, represents and warrants that the representations and warranties contained in Sections 8(c), (d) and (e) of the Guarantee Agreement are true and correct on and as of the date of this Notice with the same force and effect as though made on and as of the date of this Notice.

3.          The Board, including a majority of the members who are not “interested persons” of the Investment Company as determined under the 1940 Act, has determined with respect to each Participating Fund that the Participating Fund’s continued participation in the Program is in the best interests of the Participating Fund and its shareholders.

4.          The Investment Company, with respect to each Participating Fund, and the Investment Advisers, with respect to each Participating Fund to which it is an Investment Adviser, each represent and warrant that on the date hereof, each Fund’s Market-Based NAV is not less than $0.995.

RUSSELL INVESTMENT COMPANY, on behalf of its Russell Money Market Fund, one of its series of portfolios

Investment Company Act Registration No. 811-03153

By:	/s/ Greg J. Stark

Name:	Greg J. Stark

Title:	President and Chief Executive Officer

Date of Execution: April 10, 2009

Address for Notices:

Greg J. Lyons

909 A. Street

Tacoma, WA 98402

RUSSELL INVESTMENT MANAGEMENT COMPANY
Investment Adviser for Russell Investment Company

By:	/s/ Greg J. Stark

Name:	Greg J. Stark

Title:	President and Chief Executive Officer

Date of Execution: April 10, 2009

Address for Notices:

Gregory J. Lyons

909 A. Street

Tacoma, WA 98402

Guarantee Agreement:

Bring-Down Notice

To: The Department of the Treasury

Cc: The Securities and Exchange Commission

May 1, 2009

This Bring-Down Notice is delivered under the Guarantee Agreement dated as of September 19, 2008 between the United States Department of Treasury and Russell Investment Company, Massachusetts business trust (the “Guarantee Agreement”), with respect to the money market funds listed in Annex A thereto. Capitalized terms used herein have the same meaning assigned to such terms in the Guarantee Agreement.

1.          The Investment Company, with respect to each Participating Fund, represents and warrants that the representations and warranties contained in Section 8 of the Guarantee Agreement were true and correct on and as of the Program Extension Date with the same force and effect as though made on and as of the Program Extension Date.

2.          The Investment Advisers, with respect to each Participating Fund to which it is an Investment Adviser, represents and warrants that the representations and warranties contained in Sections 8(c), (d) and (e) of the Guarantee Agreement were true and correct on and as of the Program Extension Date with the same force and effect as though made on and as of the Program Extension Date.

3.          The Investment Company, with respect to each Participating Fund, and the Investment Advisers, with respect to each Participating Fund to which it is an Investment Adviser, each represent and warrant that, on the Program Extension Date, each Fund’s Market- Based NAV was not less than $0.995.

RUSSELL INVESTMENT COMPANY, on behalf of its Russell Money Market Fund, one of its series of portfolios

Investment Company Act Registration No. 811-03153

By:

Name:

Title:

Date of Execution:

Address for Notices:

Greg J. Lyons

909 A. Street

Tacoma, WA 98402

RUSSELL INVESTMENT MANAGEMENT COMPANY
Investment Adviser for Russell Investment Company

By:

Name:

Title:

Date of Execution:

Address for Notices:

Gregory J. Lyons

909 A. Street

Tacoma, WA 98402